Exhibit 10.5

陈明生 债权转让协议书

Mingsheng Chen – Agreement on Assignment of Claims

现有原债权人 陈明生, Law Offices of Yimin Chen & Flushing 持有 JS Beauty Land Network Technology INC. 公司债权 24,300 美金 。

The existing original creditor, Mingsheng Chen , represented by Law Offices of Yimin Chen & Flushing, holds a claim of USD 24,300 against JS Beauty Land Network Technology INC.

经协商原债权人 陈明生, Law Offices of Yimin Chen & Flushing 愿意以 ￥1 .00 人民币的转让价格，把全部 24, 300 美金 债权转让给新的债权人 朱喜珍 。

Through mutual agreement, the original creditor, Mingsheng Chen , and Law Offices of Yimin Chen & Flushing have agreed to transfer the entire claim of US$24,300 to the new creditor, Xizhen Zhu , at a transfer price of RMB 1.00.

从双方签字转让完成日开始，原债权人 陈明生, Law Offices of Yimin Chen & Flushing 不再持有 JS Beauty Land Network Technology INC. 公司债权。新债权人朱喜珍将持有 JS Beauty Land Network Technology INC 公司$24, 300 美金债权。

From the date of completion of the transfer upon signing by both parties, the original creditor, Ming sheng Chen , represented by Law Offices of Yimin Chen & Flushing, shall no longer hold any claims against JS Beauty Land Network Technology INC., whereas the new creditor, Xizhen Zhu , shall hold claims amounting to US$24,300 against JS Beauty Land Network Technology INC.

原债权人（出让方）：陈明生

Original Creditor (Transfer or): Mingsheng Chen

电子邮箱：cmssang@163.com

Law Offices of Yimin Chen & Flushing

原债权人签字：

日期： 2025 年 4 月 20 日

新债权人（接收方）：朱喜珍

New Creditor (Successor): Xizhen Zhu

电子邮箱：13538028845@163.com

新债权人签字：

日期： 2025 年 4 月 20 日

公司见证方： Company Witness

JS Beauty Land Network Technology INC.

电子邮箱：qfx3928@163.com

Derictor：钱法宪 签字：

日期： 2025 年 4 月 20 日